Innuity Receives $7.0 Million For Sale of Jadeon POS Resale Division
Transaction to Significantly Improve Company’s Balance Sheet and Gross Margin
REDMOND, Wash. (May 6, 2008) – Innuity, Inc. (OTC BB: INNU, http://www.innuity.com), a Software as a Service (SaaS) company that designs, acquires, and integrates affordable solutions for small businesses, announced that it has completed the sale of its assets used in the Jadeon POS resale business to Radiant Systems, Inc. for $7.0 million. Jadeon has been operated as a wholly-owned subsidiary and part of Innuity’s commerce division.
The benefits Innuity expects to achieve as a result of this transaction:
•	Imperium’s secured debt paid off in full

•	Positive working capital

•	Positive shareholder equity

•	Significant improvement in gross margins
This transaction will complete Innuity’s transition to a pure SaaS provider to the small business market. Innuity’s remaining business lines are the core of its offerings and have traditionally provided substantially higher gross margins than the POS resale business. Innuity expects to return to positive adjusted EBITDA during the second half of this year.
“The sale of our Jadeon business line marks the end of our balance sheet restructuring with the retirement of the remaining Imperium secured debt and achieving positive working capital and shareholder equity. I know investors have been concerned about our negative working capital and the secured debt. I believe it will now be much more straightforward for investors to determine the fair market value of our company. With this restructuring and business transition behind us I’m optimistic about the prospects for our Promotional and Commerce products. We will now move our focus and attention to growing these exciting business lines.”
Commerce Division
The Commerce Division provides the operational capability for processing, managing and supporting commerce transactions between small businesses, their online and offline customers, vendors and business partners. Applications include merchant approval software, merchant acquiring solutions and merchant life cycle management solutions; and payment processing services for credit cards, automated clearinghouse transactions, bill presentment and payment.
Promotions Division
The Promotions Division connects businesses with customers who are most likely to buy their particular products and services — which can help generate new customers for small businesses as well as grow existing customer revenue. Applications include local search services Yellow Page Guides (www.YPGuides.com) and LeadConnect™, pay-per-click marketing, search engine optimization, link recruitment, conversion rate enhancement, domain name registration, business and eCommerce websites and email.
About Innuity
Headquartered in Redmond, WA, Innuity is Software as a Service (SaaS) company that designs, acquires and integrates applications to deliver solutions for small business. Innuity’s Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners and vendors and efficiently manage their businesses. Innuity delivers its on-demand applications through its Internet technology platform, Innuity Velocity™. The Velocity technology platform enables use-based pricing, provides the opportunity to choose applications individually or as an integrated suite and requires minimum start-up costs and maintenance. For more information on Innuity, go to www.innuity.com.
Forward-Looking Statements
This press release contains forward-looking statements and information (within the meaning of the Private Securities Litigation Reform Act of 1995), about our financial results and estimates, business prospects, new products, and products under development, all of which involve substantial risk and uncertainties. For example, our business depends in part on the market’s adoption of our new product offerings, and our ability to increase our selection of value-added Internet technology applications and solutions, through either internal development or agreements with third parties. Our business will be harmed if our new product offerings are slow to be adopted, or if we are unable to develop or offer additional Internet technology applications and solutions in a timely and cost-effective manner. To expand our Internet technology solutions offerings, we may need to license or acquire other technologies or businesses. We may find that it is difficult to identify or conclude such acquisitions on favorable terms, or to integrate future technology or business acquisitions, which could limit our growth, disrupt our business and adversely affect our operating results. Other factors include, but are not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products and services, our ability to compete with competitors, and those included in our annual report on Form 10-KSB, as well as other documents we periodically file with the Securities and Exchange Commission.
Contacts:
Jordan Silverstein & Christine Berni
The Investor Relations Group
212-825-3210 (office)
jsilverstein@investorrelationsgroup.com
cberni@investorrelationsgroup.com